As filed with the Securities and Exchange Commission on November 26, 2008
Registration No. 333-107711

SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
________________________________________________________________

POST-EFFECTIVE AMENDMENT NO. 3
TO
FORM SB-2
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
________________________________________________________________

ACCESS INTEGRATED TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Delaware	7389	22-3720962
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

55 Madison Avenue, Suite 300
Morristown, NJ 07960
(973) 290-0080

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices and principal place of business)
________________________________________________________________

A. DALE MAYO
Chief Executive Officer and President
Access Integrated Technologies, Inc.
55 Madison Avenue, Suite 300
Morristown, NJ 07960
(973) 290-0080

(Name, address, including zip code and telephone number,
including area code, of agent for service)

With a copy to:

JONATHAN K. COOPERMAN, ESQ.
Kelley Drye & Warren LLP
101 Park Avenue
New York, New York 10178
(212) 808-7800
_________________________________________________________________________

Approximate date of commencement of proposed sale to the public:  Not applicable.

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  [_]

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  [_]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.  [_]

________________________________________________________________

DEREGISTRATION OF SECURITIES

Access Integrated Technologies, Inc. (the “Registrant”) is filing this post-effective amendment to deregister securities registered for issuance on Registration Statement on Form SB-2, No. 333-107711 (the “Registration Statement”).  The securities which remain unsold under the Registration Statement consist of 3,775 shares of Class A common stock, par value $0.001, which were issuable upon the exercise of warrants that expired on November 10, 2007, and those securities are hereby deregistered.  As a result of this deregistration, no securities remain registered for sale pursuant to this Registration Statement.  The securities are being deregistered because the warrants, upon the exercise of which the remaining shares of common stock could have been issued, have expired, and therefore will never be issued.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant hereby certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this amendment to the registration statement to be signed on its behalf by the undersigned, in the City of Morristown, State of New Jersey, on the 26th day of November, 2008.

ACCESS INTEGRATED TECHNOLOGIES, INC.
By:	/s/ Gary S. Loffredo
Gary S. Loffredo
Senior Vice President – Business Affairs, General Counsel and Secretary

In accordance with the requirements of the Securities Act of 1933, this amendment to the registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Signatures	Title	Date
*	President, Chief Executive Officer and Chairman of the Board of Directors (Principal Executive Officer)	November 26, 2008
A. Dale Mayo

*	Senior Vice President – Facilities and Director	November 26, 2008
Kevin J. Farrell

/s/ Gary S. Loffredo	Senior Vice President – Business Affairs, General Counsel, Secretary and Director	November 26, 2008
Gary S. Loffredo

*	Senior Vice President – Accounting and Finance (Principal Financial Officer and Principal Accounting Officer)	November 26, 2008
Brian D. Pflug

*	Director	November 26, 2008
Robert Davidoff

*	Director	November 26, 2008
Wayne L. Clevenger

	Signatures	Title	Date
	*	Director	November 26, 2008
Matthew W. Finlay

	*	Director	November 26, 2008
Gerald C. Crotty

Director
Robert E. Mulholland

* By	/s/ Gary S. Loffredo
Gary S. Loffredo, as Attorney-in-Fact